EXHIBIT 10.4













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  Agreement of Contribution Capital of ShaanXi Tian'an Pharmacy Marketing Ltd.

    In accordance with Company Law of the People's Republic of China and related laws and regulations, and on the basis of equality and mutual benefit and the principles of publicity, fairness and equity, which all contributors sign the contract through friendly negotiation as follows:

1. Founder-member

         Party A: Xi'an Tian'an Pharmaceutical Co.,Ltd.
         Domicile: No.18 Building HuoJu Rd. Eastern Development Zone Xi'an City Legal Representative: Weng JianJun
         ID card No.: 610103570802003
         Party B: Xi Peng
               Domicile: No. 121 QingNian Rd. Xi'an City
               ID card No. 610104640502001

2. The name, address, registered assets and business scope of the limited company.

     (1) Name: ShaanXi Tian'an Pharmacy Marketing Ltd.

     (2) Company address: Room 108, 10th F. International Trade Building, XiaoZhai Rd, YanTa District Xi'an City ShaanXi Province.

     (3)  Registered Assets: 21.8 million(RMB, Unit: YUAN).

     (4) Business Scope: Consultation for marketing information of medical appliance; wholesale and resale of health care productions (except for medicine); consultation for marketing information of household health care appliance; consultation and training for information of medicine and health care production.(Above business scope does not include the marketing medical appliance and medicine that belong to category II and category III. )

3. The amount and manner of contribution capital by founder-members.

                                 Unit: RMB10,000
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                                       Manner of Share Capital
                                      --------------------------  Proportion of
        Name of        Stock          In              Intangible   Total Share
    Founder-member     Nature  Total  Kind    Money   Asset         Capital %
--------------------------------------------------------------------------------
    Xi'an Tian'an      Legal    2100           2100                    96.3
 Pharmaceutical Co.,   Person
        Ltd.           Stock
--------------------------------------------------------------------------------
       Xi Peng         Natural   80             80                      3.7
                       Person
                       Stock
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4. The company shall open the temporary bank account in 5 days after the name is approved and registered in advance. Stockholders who contribute capital with money shall deposit the full contribution capital in the temporary bank account.ii


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5. Stockholders who do not pay the contribution capital under this agreement shall make it up in time. If the stockholder can not or will not make it up, which the proportion of contribution would be recognized again, and to pay the compensation of other stockholders' loss for breach of faith and hold related liabilities for stockholders who have fully paid the contribution capital, which the stockholders shall pay 10% of unpaid part as liquidated damage .

6. Stockholders shall hold responsibilities for company in accordance with the amount of contribution capital, and the company will hold responsibilities for its liabilities with its all assets.

7. Representative nominated or agent commissioned by all stockholders will be the proposer to submit documents and certificates, and to ensure the authenticity, validity and legality of the documents and certificates and to take responsibilities for them.

8. Because of any reason that result in the application to establish the company can not meet the original willing of the stockholders, through consensus by all stockholders, which the company establishment application can be ceased. And the expenses will be held by stockholders in accordance with proportion of contribution capital.

9. This agreement is in duplicate, and each party takes one.


Xi'an Tian'an Pharmaceutical Co.,Ltd.


/s/ Weng Jianjun                             /s/ Xi Peng
----------------------------                 ----------------------------------
Legal Representative                         Xi Peng


Sign Date: November 15, 2005                Sign Date: November 15, 2005
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